UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

Cleveland BioLabs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 High Street Buffalo, NY	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 849-6810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On February 4, 2015, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company of 572,205 shares (the “Shares”) of the Company’s common stock, par value $0.005 per share at an offering price of $3.00 per share (the “Share Offering”) and Series B pre-funded warrants to purchase an aggregate of 594,688 shares of its Common Stock (the “Pre-Funded Warrants,”) (the “Pre-Funded Warrants Offering”). The Shares and the Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on December 10, 2013 and declared effective on January 10, 2014 (File No. 333-192755) (the “Registration Statement”). A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Shares and the Pre-Funded Warrants in the offering is attached as Exhibit 5.1 hereto. On February 4, 2015, we also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1.

In a concurrent private placement (the “Private Placement Transaction” and, together with the Share Offering and the Pre-Funded Warrants Offering, the “Offerings”), we are selling to the purchasers of our Shares and Pre-Funded Warrants in this offering shares of our Series A Convertible Preferred Stock (the “Preferred Stock”) convertible into 239,135 of our common stock. Gross proceeds from the offerings amounted to approximately $4.2 million before deducting placement agent fees and expenses. In addition, a Series A warrant (the “Series A Warrants” and, together with the Shares, the Pre-Funded Warrants and the Preferred Stock, the “Securities”) will be issued to purchase one share of our common stock for each share of common stock purchased or pre-funded in this offering and each share of Series A Convertible Preferred Stock purchased in the concurrent private placement. The Series A Warrants cover, in the aggregate, 1,406,028 shares of Common Stock and become exercisable six months following the date of issuance at an exercise price of $3.64 and expire six years from the date they become exercisable. See Item 5.03 herein for a discussion of the terms of the Preferred Stock.

Pursuant to the terms of the Placement Agency Agreement between the Company and Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”) dated February 4, 2015, Ladenburg Thalmann has no obligation to buy any of the Securities or to arrange for the purchase or sale of any specific number or dollar amount of Securities. The Company has agreed to pay Ladenburg Thalmann a fee equal to 8% on aggregate gross proceeds in this offering, excluding the proceeds, if any, from the exercise of the Series A Warrants. The offering closed on February 6, 2015 (the “Closing”).

On February 6, 2015, the Company amended the terms of the Securities as described below.

Pursuant to the terms of the Purchase Agreement, the Company has agreed that during the 75-day period following execution of the Purchase Agreement, the Company will not issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents, subject to certain exceptions including securities issuable pursuant to the Purchase Agreement or pursuant to exercises, exchanges or conversions of the Company’s outstanding securities and issuances pursuant to acquisitions or strategic transactions. In addition, pursuant to the Purchase Agreement, the purchasers in the Offerings have the right, until one year after shareholder approval for the Offerings is obtained, to participate in subsequent financings by the Company in an amount up to 50% of the financing in the aggregate subject to certain exceptions as specified in the Purchase Agreement. Under the terms of the Securities, until shareholder approval has been obtained, the Company cannot issue any Shares and the investors in the Offerings cannot exercise the Pre-Funded Warrants into Common Stock, nor convert the Preferred Stock into Common Stock. On February 6, 2015, the Company and investors amended the terms of the Securities to also include the Series A Warrants from being exercised until shareholder approval has been obtained.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, as amended, the form of Pre-Funded Warrant, as amended, and the form of Warrant, as amended, copies of which are filed herewith as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 5, 2015, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware. The number of shares of Preferred Stock designated is 718 and each share of Preferred Stock has a stated value equal to $1,000. Capitalized terms not defined herein have the meanings assigned to them in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock. On February 6, 2015, the Company filed a Certificate of Amendment to the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware. Under the terms of the Securities, until shareholder approval has been obtained, the Company cannot issue any Shares and the investors in the Offerings cannot exercise the Pre-Funded Warrants into Common Stock, nor convert the Preferred Stock into Common Stock. On February 6, 2015, the Company and investors amended the terms of the Securities to also include the Series A Warrants from being exercised until shareholder approval has been obtained.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined therein) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees, liquidated damages or dividends then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Conversion Price. The conversion price for the Preferred Stock shall equal $3.00, subject to certain terms as described therein.

In addition, until the date that (i) Shareholder Approval has been obtained and deemed effective, (ii) the Pre-funded Warrants are no longer outstanding, and (iii) there is an effective registration statement registering the resale of all of the shares underlying the Preferred Stock, we will be required to continue complying with negative covenants that limit our ability to incur debt, incur liens, amend our charter documents, repurchase securities, pay dividends or enter into related party transactions, which could adversely impact our operations.

The foregoing description of the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and the Certificate of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Company’s expectations regarding the completion of the offering. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events may differ materially from those set forth in this report due to risks and uncertainties associated with the satisfaction of the conditions to close the offering. Risk factors related to us, our business and the offering are discussed under “Risk Factors” and elsewhere in our prospectus supplement, dated February 4, 2015, with respect to the offering described above and other filings with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description

1.1	Placement Agency Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

3.2	Certificate of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.1	Form of Series B Pre-Funded Warrant to Purchase Common Stock, as amended to date.

4.2	Form of Series A Warrant to Purchase Common Stock, as amended to date.

5.1	Opinion of Cooley LLP.

10.1	Securities Purchase Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and the Purchasers set forth therein, as amended to date.

10.2	Registration Rights Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and the Purchasers set forth therein.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release announcing offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEVELAND BIOLAB, INC.

By:	/s/ Yakov Kogan
Name: Yakov Kogan Title: Chief Executive Officer

Date: February 6, 2015

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Placement Agency Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

3.2	Certificate of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.1	Form of Series B Pre-Funded Warrant to Purchase Common Stock, as amended to date.

4.2	Form of Series A Warrant to Purchase Common Stock, as amended to date.

5.1	Opinion of Cooley LLP.

10.1	Securities Purchase Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and the Purchasers set forth therein, as amended to date.

10.2	Registration Rights Agreement, dated February 4, 2015, by and among Cleveland BioLabs, Inc. and the Purchasers set forth therein.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release announcing offering.